Exhibit 10.3

ORIENT-EXPRESS HOTELS LTD.

2007 PERFORMANCE SHARE PLAN

(As adopted by the Board of Directors on May 7, 2007 and approved by shareholders on June 15, 2007, and amended by the Board of Directors on January 20, 2009)

1.                 2007 Performance Share Plan (the “Plan”)

Orient-Express Hotels Ltd. (the “Company”) may grant, in the manner and upon the terms and conditions set forth in this Plan, rights to purchase (“Awards”) not in excess of an aggregate of 500,000 Class A common shares of the Company (adjusted, if necessary, in accordance with Section 10) to eligible directors, officers and employees of the Company and its subsidiaries (as determined in accordance with Section 3). Shares subject to Awards may be either authorized but unissued shares or acquired shares.

2.                 Administration of the Plan

(a)    The Plan shall be administered, and Awards hereunder shall be granted, by the Board of Directors of the Company (the “Board”) or, at the discretion of the Board, the Compensation Committee (the “Committee”) thereof. In the event the Committee is the administrator in respect of any Awards, references in the Plan to the Board, other than in paragraph (c) below and Sections 5(a), 9, 11 and 12, shall be deemed to be references to the Committee with respect to such Awards. Any decision of the Board shall be final and conclusive in all matters relating to the Plan. The Board may act only by a majority of its members in office, except that the members may authorize any one or more of their number or the Secretary of the Company to execute and deliver documents on their behalf. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

(b)    The Board may make or vary regulations for the administration and operation of the Plan not inconsistent with the provisions hereof and may establish terms, conditions, including Company performance goals to be attained as a condition to the vesting of Awards (“Performance Criteria”), if any, and restrictions applicable to such Awards, which may differ with respect to each grantee. The authority of the Board shall include, but shall not be limited to, the authority to determine the extent to which any Performance Criteria have been satisfied, to determine whether, to what extent and under what circumstances an Award may be settled, canceled, forfeited or accelerated, to make adjustments in the terms and conditions of any Award in accordance with the Plan, to construe or interpret the Plan and Awards and determine grantees’ rights thereunder.

(c)    For purposes of making Awards, the Committee shall be comprised solely of directors who are “independent directors” pursuant to New York Stock Exchange requirements.

3.                 To Whom Awards May Be Granted

(a)    Awards may be granted to those directors, officers and employees of the Company or any subsidiary thereof who, in the opinion of the Board, have contributed significantly to the growth and progress of the Company or any subsidiary or to persons who, in the opinion of the Board, hold promise of contributing to the growth and progress of the Company or any subsidiary and who can be attracted to directorship, officership or employment through the grant of Awards under the Plan. The Board is hereby given the authority to determine which of the eligible directors, officers and employees are to be granted Awards and the number of shares underlying each such Award.

(b)    The term “subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company, each of which owns at the time any Award is granted (except in the case of the last such corporation in the chain) shares possessing 50 percent or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

(c)    The terms and conditions of an Award shall be set forth in a written Award notice provided to the grantee, which shall indicate the date of the grant of the Award, the number of shares to which the Award relates, the Purchase Price of such shares, and any Performance Criteria upon which the vesting of such Award may be conditioned.

4.                 Purchase Price of Shares

The price that must be paid by a grantee to obtain shares pursuant to the Award shall be $.01 per share (the “Purchase Price”), representing the par value of each share.

5.                 Circumstances Under Which Awards May Be Granted

(a)    Awards may be granted at any time and from time to time on or after the date on which the Plan is adopted by the Board and before the expiration of ten years therefrom. If prior to the expiration of ten years from the date on which the Plan is adopted, an Award or any portion of an Award expires or otherwise lapses without shares having been distributed, the shares underlying such Award shall thereupon become available for making Awards to other eligible directors, officers and employees.

(b)    Awards shall be granted at such times as determined by the Board.

(c)    The maximum number of shares subject to all Awards under the Plan shall be the number of shares in Section 1. The maximum number of shares that may be subject to any Award to any individual shall be within the discretion of the Board, subject to the number of shares remaining under the Plan that have not been the subject of Awards at the time of the grant of such Award.

6.                 Awards Not Assignable

Every Award under the Plan shall provide that neither the Award nor any rights under the Award shall be transferable by the grantee, other than by will or the laws of descent and distribution, and that it is exercisable, during his lifetime, only by the grantee.

7.                 Manner of Payment of Awards

(a)    As soon as practicable after an Award vests in accordance with Section 8, and in any event not later than the 15th day of the third month of the calendar year following the calendar year in which the Award vests, the Company shall (i) cause a certificate or certificates for the number of shares in respect of which the Award vests to be registered in the name of the grantee, in such denominations as the grantee may direct, and shall deliver such certificate or certificates to or upon the order of the grantee, and (ii) pay the grantee an amount in cash equal to the value of the dividends, if any, and without interest, that would have been paid on the acquired shares in respect of dividend record dates occurring during the period between the date of the Award and the date of vesting of such Award, unless otherwise determined by the Board (the “Dividend Equivalent”); provided, however, that no payments shall be made under this Section 7(a) unless the grantee shall have paid the Company, in the manner determined by the Board, the full Purchase Price for all shares to be acquired by the grantee.

(b)    To the extent permitted under applicable law, the Board, in its sole discretion, may pay the grantee a cash amount in lieu of the delivery of shares and payment of cash in paragraph (a), and in full satisfaction thereof, equal to the total of (i) the Dividend Equivalent (as defined in paragraph (a) above), and (ii) the fair market value of the aggregate number of shares in respect of which the Award vests, less the Purchase Price of same, such payment to be made not later than the payment date in paragraph (a) above. For these purposes, the “fair market value” of each share shall be determined based on the closing price of a share on the New York Stock Exchange (or any other national securities exchange in the United States of America on which the Company’s Class A common shares are then listed) on the date the Award vests.

(c)    The grantee shall be entitled, from the date shares are registered in his or her name, to all the rights of a shareholder as to such shares, including the right to vote the shares and to receive and retain all dividends paid thereon.

(d)    Notwithstanding paragraph (a) above, unless otherwise provided in a grantee’s Award, in the event that any shares or cash to be paid to the grantee in connection with a change in the ownership or effective control of the Company or the ownership of a substantial portion of the assets of the Company, as described in Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), pursuant to the Plan, any Award, or otherwise (including, without limitation, the acceleration of any payment, award, distribution or benefit) (the “Payment”) constitutes an “excess parachute payment” within the meaning of Section 280G of the Code, the grantee shall be paid an additional amount (the “Gross-Up Payment”) such that the net amount retained by the grantee after deduction of (i) any excise tax imposed under Section 4999 of the Code and (ii) any federal, state and local income and employment tax and excise tax imposed upon the Gross-Up Payment shall be equal to the Payment. For purposes of determining the amount of the Gross-Up Payment, the grantee shall be deemed to pay (I) federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and (II) state and local income taxes at the highest marginal rate of taxation in the state and locality of the grantee’s residence in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.  The grantee shall provide the Company with the information necessary to compute the Gross-Up Payment, and the Company shall pay the grantee the Gross-Up Payment not later than the last day of the calendar year next following the calendar year in which the grantee pays the taxes referred to in clauses (i) and (ii) of the preceding sentence.

(e)    Notwithstanding any provision of the Plan to the contrary, no payment shall be made in respect of any transaction involving an Award unless and until the grantee pays, in the manner determined by the Board, all applicable tax withholdings due in connection with such transaction and which the grantee’s employer is required to withhold.

(f)     In the event that any payment is made under this Section 7 following the grantee’s death, the Plan shall pay the grantee’s estate or any person who acquired the Award by bequest or inheritance or by reason of the death of the grantee, subject to the provisions of Section 8, at the time, in the manner and subject to the conditions set forth in this Section 7 as if such person were the grantee; provided, however, that such person shall have furnished the Board with evidence satisfactory to the Board of such person’s right to the Award.

8.                 Circumstances Under Which Awards Shall and Shall Not Vest

(a)   Vesting. Every Award under the Plan shall provide that:

(i)     it shall not vest until the shares reserved for issuance under such Award have been listed upon any national securities exchange in the United States of America on which the Company’s Class A common shares are then listed;

(ii)    it shall not vest until the expiration of a period of at least one year from the date the Award was granted, except as provided in (iii) and (iv) below;

(iii)   it shall not vest if the grantee is not a director, officer or employee of the Company or a subsidiary thereof on the date the Award would otherwise vest; provided, however, that a grantee ceasing to be a director, officer or employee of the Company or a subsidiary thereof on account of

(I)        retirement at or after the normal retirement date in any applicable pension plan of the Company in which the grantee participates,

(II)       injury or disability as determined under any disability insurance policy or plan of the Company in which the grantee participates,

(III)      dismissal for redundancy,

(IV)      death, or

(V)       on concurrence of the Board (which concurrence may be granted or withheld in its sole discretion), the sale or other disposition of the subsidiary for which the person acts as director or officer or which employs the employee or the operating division of the Company or a subsidiary for which the employee performs his employment, shall, subject to (vi) below, vest in his or her Award as of the date of the event in (I) - (V), as determined by the Board;

(iv)   in the event of a Change in Control (as defined in Section 9), subject to (vi) below, the Award shall vest on the date of the relevant event, as determined by the Board;

(v)    it shall not vest unless the Board shall be satisfied that the issuance of shares in connection with that Award will be in compliance with all relevant rules and regulations of the United States Securities and Exchange Commission; and

(vi)   it shall not vest unless and until the Board certifies that any Performance Criteria upon which the vesting of that Award is conditioned have been satisfied.

(b)   Performance Criteria. The Board may establish Performance Criteria which must be satisfied as a condition for any Award to vest. Such Performance Criteria shall be set forth in the notice of Award and shall be based on objective performance goals over the performance period determined by the Board. Such goals may be based on one or more business criteria that apply to the grantee, a business unit of the Company, or the Company as a whole, including, but not limited to, share price, market share, sales, earning per share, earnings before tax, return on equity, total shareholder return, or costs. The Board may also provide for pro-rata satisfaction of Performance Criteria in the event of (i) a grantee’s termination of employment before the expiration of a performance period on account of the events in paragraph (a)(iii)(I)-(V) above, or (ii) a Change in Control (as defined in Section 9), in either case before the expiration of the relevant performance period.

The Performance Criteria shall be determined in accordance with generally accepted accounting principles, if applicable, and shall be subject to certification by the Board, provided, that the Board shall have the authority to make equitable adjustments to the Performance Criteria (i) in recognition of unusual or non-recurring events affecting the Company or its subsidiaries or the financial statements of the Company or any subsidiary, (ii) in response to changes in applicable laws or regulations, (iii) to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, or related to the disposal of a segment of a business, or (iv) related to a change in accounting principles.

The failure to satisfy the Performance Criteria within the performance period over which such Performance Criteria is measured shall cause the Awards subject to such Performance Criteria to lapse and become void to the extent that the Performance Criteria have not been met as of the last day of such performance period.

9.                 Change in Control

For purposes of the Plan, “Change in Control” means any of the following events:

(a)    any “person” (as that term is defined for the purposes of Section 13(d) or 14(d) of the U.S. Securities Exchange Act of 1934), other than any subsidiary of the Company, shall directly or indirectly acquire more than 40% of the voting shares of the Company then outstanding and then entitled to vote generally in the election of directors of the Company; or

(b)    individuals who, on the date of adoption of the Plan, constitute the Company’s Board (or the successors of such individuals nominated by such Board or a committee thereof on which such individuals or their successors constitute a majority) shall cease to constitute a majority of the Company’s Board; or

(c)    the Company amalgamates, merges or consolidates with or into any other corporation, other than a corporation which directly, or indirectly through one or more intermediaries, is controlled by any subsidiary of the Company, without the approval of the Company’s Board constituted as provided in clause (b) above; or

(d)    the Company sells, leases, exchanges or otherwise disposes of all or substantially all of its assets and business without the approval of the Company’s Board constituted as provided in clause (b) above.

The obligations of the Company under the Plan shall be binding upon any successor company, corporation or other organization resulting from any amalgamation, merger, consolidation or other reorganization of the Company, or upon any successor company, corporation or organization succeeding to all or substantially all of the assets and business of the Company, in any such case which would constitute a Change in Control. The Company agrees that it will make appropriate provisions for the preservation of all grantees’ rights under the Plan in any agreement or plan that it may enter into or adopt to effect any such amalgamation, merger, consolidation, reorganization or transfer of assets constituting a Change in Control.

10.          Adjustment of Number or Kind of Shares

If the Company shall effect one or more share splits, share dividends, combinations of shares, exchanges of shares, repurchases, recapitalizations or similar capital adjustments, the Board shall appropriately adjust the aggregate number of shares with respect to which Awards have been made or may be made under the Plan in order to prevent dilution or enlargement of the rights of grantees under Awards. Every Award under the Plan shall provide that, in the event of any such capital adjustments, the number and kind of shares to which it applies shall be appropriately adjusted.

11.          Amendment

The Plan may be amended from time to time by the Board. No amendment shall alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan.

12.          Termination

The Plan shall terminate upon the first of the following dates or events to occur:

(a)    if the Company is a participant in any corporate amalgamation, merger, consolidation or other transaction and no provision is made at the time of the transaction to continue the Plan, except as provided in Section 9;

(b)    resolution of the Board terminating the Plan; or

(c)    on May 7, 2017.

In the event of termination of the Plan in any of the ways provided hereinabove, the provisions of the Plan shall continue in full force and effect as regards any Awards prior to such termination.

13.          Effect of Awards Upon Employment

Nothing in the Plan shall be construed as giving any person acting as a director or officer of or employed by the Company or any subsidiary thereof the right to be retained in such directorship, officership or employment. The Company and any subsidiary thereof and the shareholders shall have the right to dismiss any director, officer or employee at any time with or without cause and without liability for the effect which such dismissal might have upon him as a participant under the Plan, and under no circumstances shall a person ceasing to be a director, officer or employee by reason of dismissal or otherwise be entitled to or claim against the Company or any subsidiary thereof any compensation for or in respect of any consequent reduction or loss of his rights or benefits (actual or prospective) under any Award held by him or her in connection with the Plan.

Any determination by the Board that the grantee is eligible for vesting under Section 7(a)(iii)(II) is conditioned upon the grantee’s consent to the use of his or her personal information, including medical records, for the purpose of making the necessary determination as to the grantee’s injured or disabled condition.

14.          No Funding

Nothing contained in the Plan or any Award shall require the Company or any subsidiary thereof to set aside any funds or shares for delivery hereunder. No grantee of any Award or any other person obtaining the Award upon the grantee’s death shall have any rights under the Plan that are greater than those of a general creditor of the Company.

15.          Construction

In all respects the Plan shall be governed by, and be construed in accordance with, the laws of the Islands of Bermuda.